Exhibit 99.1
Kona Brewing Company, Inc.
and Subsidiaries
Consolidated Financial Statements
December 31, 2009 and 2008

Kona Brewing Company, Inc. and Subsidiaries
Index

Page(s)

Report of Independent Auditors

Consolidated Financial Statements

Balance Sheets December 31, 2009 and 2008	2

Statements of Operations Years Ended December 31, 2009 and 2008	3

Statements of Stockholders’ Equity Years Ended December 31, 2009 and 2008	4

Statements of Cash Flows Years Ended December 31, 2009 and 2008	5

Notes to Financial Statements December 31, 2009 and 2008	6-17

Report of Independent Auditors
The Board of Directors and Stockholders
Kona Brewing Company, Inc.
In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders’ equity, and cash flows present fairly, in all material respects, the financial position of Kona Brewing Company, Inc. and Subsidiaries (the “Company”) at December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These consolidated financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
As discussed in Note 2, the Company has restated its 2009 consolidated financial statements from amounts previously reported on.
/s/ Accuity LLP
Honolulu, Hawaii
October 27, 2010

Kona Brewing Company, Inc. and Subsidiaries
Consolidated Balance Sheets
December 31, 2009 and 2008

	2009	2008
	Restated
Assets
Current assets
Cash and cash equivalents	$1,001,209	$779,394
Accounts receivable (less allowance for doubtful accounts of $49,638 and $78,242 in 2009 and 2008, respectively)	2,425,245	2,313,496
Inventory	877,520	1,155,711
Prepaid expenses	110,304	79,216
Marketable securities available-for-sale	404,234	202,117
Refundable income taxes	—	245,444
Deferred income taxes	59,800	9,000
Other current assets	19,724	18,225

Total current assets	4,898,036	4,802,603

Property and equipment, net	2,272,337	2,206,096
Intangible assets, net	30,837	40,754
Deferred income taxes	68,100	83,400

Total assets	$7,269,310	$7,132,853

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,185,668	$3,460,947
Accrued salaries and wages	809,731	408,964
Other accrued expenses	333,242	155,203
Deposits on kegs	214,462	111,450
Income taxes payable	165,644	—
Notes payable	—	292,856
Deferred rent	7,569	26,875
Capital lease obligation	11,603	5,635

Total current liabilities	3,727,919	4,461,930

Notes payable	284,902	312,908
Deferred rent	17,030	24,599
Capital lease obligation	29,556	6,083

Total liabilities	4,059,407	4,805,520

Stockholders’ equity
Common stock, $1 par value — 250,000 shares authorized; 2,500 shares issued and outstanding	2,500	2,500
Additional paid-in capital	1,697,119	1,697,119
Retained earnings	934,853	318,439
Accumulated other comprehensive income	157,159	32,299
Noncontrolling interest in subsidiary	418,272	276,976

Total stockholders’ equity	3,209,903	2,327,333

Total liabilities and stockholders’ equity	$7,269,310	$7,132,853

The accompanying notes are an integral part of the consolidated financial statements.

Kona Brewing Company, Inc. and Subsidiaries
Consolidated Statements of Operations
Years Ended December 31, 2009 and 2008

	2009	2008
	Restated

Net sales	$25,156,760	$23,993,107
Cost of operations	16,684,583	16,522,342

Gross profit	8,472,177	7,470,765

General and administrative expenses	5,821,004	5,943,678
Sales and marketing expenses	995,888	842,193
Depreciation and amortization	365,823	488,709
Other operating expenses	74,673	1,515

Total operating expenses	7,257,388	7,276,095

Operating profit	1,214,789	194,670

Interest and other income	14,575	3,684
Interest expense	(34,707)	(53,928)

Income before income taxes	1,194,657	144,426

Income tax provision (benefit)	393,243	(131,466)

Net income	801,414	275,892

Less: Net income attributable to noncontrolling interest	185,000	25,900

Net income attributable to Kona Brewing Company, Inc.	$616,414	$249,992

The accompanying notes are an integral part of the consolidated financial statements.

Kona Brewing Company, Inc. and Subsidiaries
Consolidated Statements of Stockholders’ Equity
Years Ended December 31, 2009 and 2008

	Kona Brewing Co. Inc. Stockholders
				Accumulated
		Additional		Other
	Common	Paid-In	Retained	Comprehensive	Noncontrolling
	Stock	Capital	Earnings	Income	Interest	Total

Balance, January 1, 2008	$2,500	$1,697,119	$68,447	$—	$287,967	$2,056,033

Distribution of capital	—	—	—	—	(36,891)	(36,891)

Comprehensive income
Net income	—	—	249,992	—	25,900	275,892
Unrealized holding gain on securities, net of tax	—	—	—	32,299	—	32,299

Comprehensive income						308,191

Balance, December 31, 2008 (restated)	2,500	1,697,119	318,439	32,299	276,976	2,327,333

Distribution of capital	—	—	—	—	(43,704)	(43,704)

Comprehensive income
Net income (restated)	—	—	616,414	—	185,000	801,414
Unrealized holding gain on securities, net of tax	—	—	—	124,860	—	124,860

Comprehensive income (restated)						926,274

Balance, December 31, 2009 (restated)	$2,500	$1,697,119	$934,853	$157,159	$418,272	$3,209,903

The accompanying notes are an integral part of the consolidated financial statements.

Kona Brewing Company, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
Years Ended December 31, 2009 and 2008

	2009	2008
	Restated

Cash flows from operating activities
Net income	$801,414	$275,892
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	365,823	488,709
Bad debt expense	39,893	3,192
Loss (gain) on disposition of long-lived assets	26,755	(46,204)
Deferred income taxes	(112,757)	(112,620)
Deferred rent	(26,875)	33,695
Changes in
Accounts receivable	(151,642)	(1,117,884)
Inventory	278,191	(477,736)
Prepaid expenses	(31,088)	70,816
Other assets	(1,499)	114,171
Accounts payable	(1,275,278)	1,230,524
Accrued salaries and wages	400,766	133,382
Other accrued expenses	178,039	112,941
Deposits on kegs	103,012	27,576
Refundable income taxes / income taxes payable	411,088	(294,864)

Net cash provided by operating activities	1,005,842	441,590

Cash flows from investing activities
Disposition of property and equipment	13,229	37,646
Additions to property and equipment	(408,893)	(301,797)
Acquisition of intangible assets	(15,299)	—

Net cash used in investing activities	(410,963)	(264,151)

Cash flows from financing activities
Proceeds from note payable	284,902	—
Payments on notes payable	(605,764)	(192,712)
Noncontrolling interest	(43,704)	(36,891)
Payments on capital leases	(8,498)	(5,994)

Net cash used in financing activities	(373,064)	(235,597)

Net increase (decrease) in cash and cash equivalents	221,815	(58,158)

Cash and cash equivalents
Beginning of year	779,394	837,552

End of year	$1,001,209	$779,394

Noncash investing and financing activities
Capital leases	$37,940	$30,523

The accompanying notes are an integral part of the consolidated financial statements.

Kona Brewing Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

1.	Summary of Significant Accounting Policies and Practices

Description of Business

Kona Brewing Company, Inc. and Subsidiaries (the “Company”) is principally engaged in the operation of two pubs, one on the island of Hawaii and the other on the island of Oahu. The Company also distributes craft beer in Japan and Taiwan. Kona Brewery LLC (“KB LLC”), an 80%-owned subsidiary, is primarily engaged in the brewing and distribution of craft beer throughout the United States.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiary Kona Brew Enterprises LLC (“KBE”), and 80%-owned subsidiary KB LLC. Craft Brewers Alliance, Inc. (“CBAI”) holds the remaining 20% noncontrolling ownership interest in KB LLC.

All significant intercompany balances and transactions have been eliminated. Non-controlling interests are included as a separate component of stockholders’ equity in the consolidated balance sheets.

Concentrations of Risk

Financial instruments that potentially expose the Company to credit risk consist principally of cash and accounts receivables. The Company maintains its cash with a financial institution in the State of Hawaii. The aggregate balance is insured by federal agencies up to $250,000. Amounts on deposit typically exceed federally insured limits.

The Company extends credit to customers in the ordinary course of business. CBAI accounted for 90% and 81% of gross accounts receivable at December 31, 2009 and 2008, respectively. CBAI also accounted for 64% and 63% of the Company’s net sales for the years ended December 31, 2009 and 2008, respectively. No other customer exceeded 10% of the Company’s gross accounts receivable balance or net sales as of or for the years ended December 31, 2009 or 2008.

Cash Equivalents

The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivables are recorded at the amounts due from customers. Generally, accounts past due by more than 30 days are considered delinquent. The allowance for doubtful accounts represents management’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company estimated the allowance based on an analysis of specific customers, taking into consideration the age of past due accounts and the customer’s ability to pay. However, because of the uncertainties inherent in assessing the collectibility of receivables, it is at least reasonably possible that there will be near-term changes in management’s estimate due to actual losses and other factors.

Inventories

Inventories, comprised of raw materials, work in process, finished goods, and other inventory items are stated at the lower of cost or market. Beer cost is determined using the standard cost method which approximates the first-in, first-out method. For materials produced in the Hawaii brewery, the cost elements of items included in work in process and finished goods include raw materials only, with direct labor recorded as a period cost. Materials produced under the alternating proprietorship agreement are valued at their fully-loaded cost. All recorded inventory quantities are adjusted based on the results of periodic physical inventory counts.

Kona Brewing Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Marketable Securities

The Company considers its investment in the common stock of CBAI to be available-for-sale. The investment is carried at fair value based on quoted market prices, with unrealized gains and losses reported in accumulated other comprehensive income, a separate component of stockholders’ equity, net of related income taxes.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Major renewals and improvements are capitalized. Replacements, maintenance and repairs which do not improve or extend asset lives are charged to expense as incurred. Gains or losses from property and equipment disposals are included in other income (expense).

Depreciation of buildings, machinery and other equipment is provided on the straight-line method over the estimated useful lives of the respective assets. Leasehold improvements and assets acquired under capital leases are amortized over the shorter of the asset’s useful life or the lease term.

Estimated useful lives of buildings, machinery, and other equipment used to depreciate various asset categories are as follows:

Buildings	25 years
Computer and related office equipment	3 years
Other equipment	5 years
Impairment of Long-Lived Assets

Management reviews long-lived assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of an asset is deemed not recoverable if it exceeds the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying amount of an asset is deemed not recoverable, an impairment loss is recognized to the extent the carrying amount of the asset exceeds its estimated fair value.

Intangible Assets

Intangible assets with finite useful lives are amortized over the period which the asset is expected to contribute directly or indirectly to the future cash flows of the Company. Intangible assets maintained by the Company as of December 31, 2009 and 2008 were comprised of design costs for merchandise and other items used in the Company’s operations.

Deposits on Kegs

The Company distributes its draft beer in kegs that are owned by the Company as well as in kegs that have been leased from third parties. Kegs that are owned by the Company are reflected in the Company’s consolidated balance sheet at cost and are depreciated over their estimated useful lives. When draft beer is shipped to the wholesaler, regardless of whether the keg is owned or leased, the Company collects a refundable deposit, presented as a current liability (refundable keg deposits) in the Company’s consolidated balance sheets. Upon return of the keg to the Company, the deposit is refunded to the wholesaler.

Kona Brewing Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

The Company has experienced some loss of kegs and anticipates that some loss will occur in future periods due to the significant volume of kegs handled, the homogeneous nature of kegs owned by most brewers, and the relatively small deposit collected for each keg when compared with its market value. The Company believes that this is an industry-wide problem and the Company’s loss experience is not atypical. In order to estimate forfeited deposits attributable to lost kegs, the Company periodically uses internal records, records maintained by other third party vendors, and historical information to estimate the physical count of kegs held by others. These estimates affect the amount recorded as equipment and refundable deposits as of the date of the financial statements. The actual liability for refundable deposits could differ from these estimates.

Deferred Rent

Rental expense on operating leases is recognized on a straight-line basis over the respective lease terms, with the difference between rental expense recognized for financial statement purposes and the actual amounts paid recorded as a deferred rent liability.

Revenue Recognition

The Company recognizes revenue from the sale of its bottle and keg beer products when the associated products are shipped to customers. The Company also earns revenue via retail sales at its two pubs and franchise revenues associated with a restaurant located at the Honolulu International Airport. Revenues are reported gross of general excise taxes passed on to customers. General excise taxes collected from customers approximated $353,000 and $345,000 for the years ended December 31, 2009 and 2008, respectively.

Income Taxes

For federal and state income tax purposes, Kona Brewing Company, Inc. and KBE file a consolidated income tax return. Separate partnership returns are filed for KB LLC.

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In 2009, the Company adopted the provisions of FASB ASC 740-10. FASB ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The cumulative effect of applying FASB ASC 740-10 is to be reported as an adjustment to the opening balance of retained earnings in the year of adoption.

The Company recognizes the effect of a tax position only to the extent that the tax position is more likely than not to be sustained upon examination, based on the technical merits of the position. Changes in the recognition or measurement of tax positions are reflected in the period in which the change of judgment occurs. Management has determined that there were no material uncertain tax positions requiring recognition or disclosure in the consolidated financial statements as of December 31, 2009 or for the year then ended.

The Company is no longer subject to U.S. federal or state and local income tax examinations by tax authorities for years before 2006.

Kona Brewing Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Advertising and Promotion Costs

Advertising and promotion costs are charged to expense as incurred. The total amounts charged to advertising and promotion expense approximated $138,000 for both years ended December 31, 2009 and 2008.

Use of Estimates

The preparation of the consolidated balance sheet in conformity with generally accepted accounting principles (“GAAP”) requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated balance sheet. Actual results could vary from those estimates.

Fair Value Measurements

FASB ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for an asset or liability in an orderly transaction between market participants at the measurement date. FASB ASC 820-10 established a fair value hierarchy that distinguishes between independent observable inputs and unobservable inputs used to measure fair value, as follows:
•	Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

•	Level 2: Inputs other than quoted market prices included within Level 1 that are observable for an asset or liability, either directly or indirectly.

•	Level 3: Unobservable inputs for an asset or liability.
In 2009, the Company adopted the provisions of FASB ASC 820-10 related to nonfinancial assets and liabilities measured at fair value on a nonrecurring basis. As of December 31, 2009, there were no nonfinancial assets or liabilities which were measured at fair value on a nonrecurring basis.

Subsequent Events

Subsequent events have been evaluated from January 1, 2010 through October 27, 2010, the date the consolidated financial statements were available for issuance.

On October 1, 2010, the Company was acquired by CBAI for $14.1 million in cash and stock. The acquisition was reported as a merger for income tax purposes. The operations of the Company are expected to continue under the new ownership.

Kona Brewing Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

2.	Restatement

During 2010, the consolidated financial statements as of and for the year ended December 31, 2008, presented herein, were retrospectively audited. During the retrospective audit of the December 31, 2008 consolidated financial statements, a number of adjustments were identified necessitating restatement of the previously issued 2009 consolidated financial statements. The Company made the following adjustments to its previously issued 2009 consolidated financial statements:

	As Previously
	Reported	Adjustments	As Restated
Assets
Current assets
Inventory	$892,675	$(15,155)	$877,520

Total current assets	4,913,191	(15,155)	4,898,036
Property and equipment, net	2,276,800	(4,463)	2,272,337
Intangible assets, net	40,560	(9,723)	30,837
Deferred income taxes	78,200	(10,100)	68,100

Total assets	$7,308,751	$(39,441)	$7,269,310

Liabilities and Stockholder’s Equity
Current liabilities
Accounts payable	$2,156,327	$29,341	$2,185,668
Accrued salaries and wages	752,266	57,465	809,731
Income taxes payable	107,644	58,000	165,644

Total current liabilities	3,583,113	144,806	3,727,919

Total liabilities	3,914,601	144,806	4,059,407

Stockholders’ equity
Retained earnings	1,119,100	(184,247)	934,853

Total stockholders’ equity	3,394,150	(184,247)	3,209,903

Total liabilities and stockholders’ equity	$7,308,751	$(39,441)	$7,269,310

Consolidated Statement of Operations
Cost of operations	$16,669,428	$15,155	$16,684,583

Gross profit	8,487,332	(15,155)	8,472,177
General and administrative expenses	5,801,850	19,154	5,821,004

Total operating expenses	7,238,234	19,154	7,257,388

Operating profit	1,249,098	(34,309)	1,214,789

Income before income taxes	1,228,966	(34,309)	1,194,657

Net income	835,723	(34,309)	801,414

Net income attributable to Kona Brewing Company, Inc.	$650,723	$(34,309)	$616,414

Kona Brewing Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

	As Previously
	Reported	Adjustments	As Restated
Cash flows from operating activities
Net income	$835,723	$(34,309)	$801,414
Changes in
Inventory	267,886	10,305	278,191
Accrued salaries and wages	378,708	22,058	400,766
Other accrued expenses	180,944	(2,905)	178,039

Net cash provided by operating activities	1,010,693	(4,851)	1,005,842

Cash flows from investing activities
Disposition of property and equipment	3,227	10,002	13,229
Additions to property and equipment	(409,654)	761	(408,893)
Acquisition of intangible assets	(9,387)	(5,912)	(15,299)

Net cash used in investing activities	(415,814)	4,851	(410,963)
Net increase in cash and cash equivalents	221,815	—	221,815

Cash and cash equivalents
Beginning of year	779,394	—	779,394

End of year	$1,001,209	$—	$1,001,209

3.	Marketable Securities
The cost, gross unrealized gain, and fair value of the Company’s investment in CBAI’s common stock at December 31, 2009 and 2008 were as follows:

		Gross
		Unrealized	Fair
	Cost	Gain	Value
December 31, 2009
Equity securities	$150,000	$254,234	$404,234

	$150,000	$254,234	$404,234

December 31, 2008
Equity securities	$150,000	$52,117	$202,117

	$150,000	$52,117	$202,117

In accordance with GAAP, the Company measures the fair value of its investment in CBAI common stock based on quoted prices in an active market. Accordingly, the investment in marketable equity securities has been classified in Level 1 of the fair value hierarchy.

There were no gross realized gains or losses on the sale of equity securities during 2009 or 2008.

Kona Brewing Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

4.	Property and Equipment

Property and equipment was comprised of the following at December 31, 2009 and 2008:

	2009	2008

Buildings and improvements	$2,172,061	$2,121,715
Machinery and equipment	1,907,155	1,850,159
Furniture and fixtures	526,996	499,766

	4,606,212	4,471,640
Accumulated depreciation and amortization	(2,623,510)	(2,269,816)

	1,982,702	2,201,824
Construction in progress	289,635	4,272

	$2,272,337	$2,206,096

In December 2009, the Company entered into a contract for the procurement and installation of a photovoltaic cell system at the Company’s Kona brewery and pub. The total commitment approximated $1,425,000 of which approximately $1,140,000 remained unpaid at December 31, 2009. The photovoltaic cell system was placed into service in August 2010 with final payment made in September 2010.

Kona Brewing Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

5.	Notes Payable and Debt

Notes payable at December 31, 2009 and 2008 consisted of the following:

	2009	2008

Bill Healy Foundation, an affiliated entity, promissory note, with monthly interest only payments at 4.25% through December 15, 2010, and thereafter monthly principal and interest payments of $10,227 with the unpaid principal and interest due December 21, 2014, and collateralized by a security interest in the photovoltaic cell system procured for installation at the Company’s Kona pub and brewery.	$284,902	$—

First Hawaiian Bank term loan, due in monthly installments of $7,738, including interest at 7.00% at December 31, 2008, with the unpaid principal and interest due February 16, 2014 The outstanding balance was repaid in 2009.	—	405,764

First Hawaiian Bank interest-only loan on a $500,000 line of credit, due September 1, 2010 with interest at 4.00% at December 31, 2008, and collateralized by substantially all of the real and personal property of Kona Brewery LLC. The outstanding balance was repaid in 2009.	—	200,000

	284,902	605,764
Less: Current portion	—	292,856

	$284,902	$312,908

Principal maturities as of December 31, 2009 were as follows:

Years ending December 31,
2010	$—
2011	86,000
2012	92,500
2013	99,400
2014	7,100

$285,000

The related party promissory note provides for credit totaling approximately $1,425,000. Principal amounts were drawn down in four installments of varying amounts occurring during the period from December 2009 through September 2010. Any and all cash proceeds received from federal grants and state credits as an incentive for the installation of the photovoltaic cell system are required to be remitted to the lender as payment on the outstanding principal amounts of the note. In September 2010, the Company applied for a federal grant for approximately $402,000 under Section 1603, Division B, of the American Recovery and Reinvestment Act of 2009.

At December 31, 2008, the Company had a $100,000 line of credit with First Hawaiian Bank. As of December 31, 2008, there were no outstanding drawings on the line of credit. At December 31, 2009, the Company had $500,000 and $100,000 lines of credit with First Hawaiian Bank. As of December 31, 2009, there were no outstanding drawings on the lines of credit. The Company’s

Kona Brewing Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

$500,000 and $100,000 lines of credit with First Hawaiian Bank expired on September 1, 2010 and were not renewed.

6.	Income Taxes

The income tax provision (benefit) for the years ended December 31, 2009 and 2008 was comprised of the following:

	2009	2008
Federal income tax provision (benefit)
Current	$441,000	$(33,000)
Deferred	(86,800)	(94,900)

State of Hawaii income tax provision (benefit)
Current	65,000	14,100
Deferred	(26,000)	(17,700)

	$393,200	$(131,500)

The income tax provision (benefit) for the years ended December 31, 2009 and 2008 differed from the amount computed by applying the 34% federal statutory income tax rate to income before income taxes as follows:

	2009	2008

Computed “expected” income tax expense	$329,000	$40,300
State income taxes, net of federal income tax benefit	27,000	3,000
Other, net	37,200	(174,800)

	$393,200	$(131,500)

Gross deferred tax assets at December 31, 2009 and 2008 of approximately $226,000 and $142,000, respectively, were primarily attributable to differences between the basis in Kona Brewing Company’s investment in KB LLC, vacation expense, depreciation expense, and employee bonus expense recognized for financial statement and income tax reporting purposes. At December 31, 2009 and 2008, no valuation allowance was provided to reduce the deferred tax assets because in management’s opinion, it is more likely than not that the reported amounts of the deferred tax assets will be realized. The amount of the deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

Gross deferred tax liabilities at December 31, 2009 of approximately $98,000 were attributable to differences between unrealized holding gains on investments recognized for financial statement and income tax reporting purposes. Gross deferred tax liabilities at December 31, 2008 of approximately $50,000 were attributable to prepaid expense and differences between unrealized holding gains on investments recognized for financial statement and income tax reporting purposes.

Kona Brewing Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

7.	Employee Benefit Plans

Defined Contribution Plan

The Company sponsors a defined contribution safe harbor 401(k)/Roth 401(k) plan for which all full-time employees with more than one year of service are eligible. The plan qualifies under Section 401(k) of the Internal Revenue Code. The Company matches up to 100% of the first three percent and 50% of the next two percent of employee contributions. Company contributions to the plan approximated $56,000 and $60,000 for the years ended December 31, 2009 and 2008, respectively.

Management Incentive Plan

In 2008, the Company adopted a management incentive plan for certain key managers. Under the plan, the key managers were awarded a total of 77.32 shares of stock appreciation rights (“SARs”). The value of the SARs is based on the difference in the contractually calculated value of the Company’s share price at the measurement date and the grant date (July 1, 2008). The value of the Company’s share is determined annually and is calculated based on a defined formula included in the plan document. The SARs issued are subject to certain restrictions, including a three-year vesting period. At December 31, 2009, the Company maintained a liability of approximately $69,300 associated with the management incentive plan. At December 31, 2008, the Company did not maintain a liability associated with the management incentive plan. Expenses incurred in association with the management incentive plan approximated $69,300 for the year ended December 31, 2009. Such expenses pertain solely to the excess of the calculated value of the Company’s share price at December 31, 2009 in comparison to the calculated share price at the measurement date. There were no expenses incurred in association with the management incentive plan for the year ended December 31, 2008.

8.	Lease Commitments

Operating Leases

The Company leases office space, the land underlying the Company’s brewery and pub in Kona, and the Oahu pub location under noncancelable operating leases expiring at various dates through 2020. Certain leases provide for escalation charges and contain renewal and purchase options. Rental expense on operating leases is recognized on a straight-line basis over the lease term. The difference between rental expense recognized for financial statement purposes and the actual amounts paid is recorded as deferred rent. Percentage rent associated with the Oahu pub lease is payable monthly based on 5% of gross sales, as defined in the lease agreement, less monthly minimum rent amounts. The Company also leases equipment under lease agreements accounted for as operating leases that expire at various dates through 2011.

Kona Brewing Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Future minimum operating lease payments as of December 31, 2009 are as follows:

Years ending December 31,
2010	$346,000
2011	301,000
2012	301,000
2013	204,000
2014	174,000
Thereafter	1,095,000

$2,421,000

Minimum rental expense for the years ended December 31, 2009 and 2008 approximated $468,000 and $444,000, respectively. Percentage rental expense for the years ended December 31, 2009 and 2008, approximated $23,000 and $31,000, respectively.

The Company’s office space and the land underlying the brewery and pub in Kona are leased from an affiliated entity under operating leases that expire on various dates through 2020. Minimum rent paid in 2009 and 2008 approximated $199,000 and $184,000, respectively.

Capital Leases

The Company leases equipment under lease agreements that expire at various dates through 2014. The Company has classified and recorded these lease agreements as capital leases.

At December 31, 2009 and 2008, assets under capital leases were included in property and equipment as follows:

	2009	2008

Machinery and equipment	$58,629	$30,523
Less: Accumulated amortization	(27,013)	(28,799)

Net machinery and equipment under capital lease	$31,616	$1,724

Future minimum capital lease payments as of December 31, 2009 are as follows:

Years ending December 31,
2010	$13,000
2011	10,000
2012	9,000
2013	8,000
2014	5,000

Total minimum lease payments	45,000
Less: Amount representing interest at 4.25% and 5.50%	(4,000)

Present value of minimum lease payments	41,000
Current portion	12,000

Noncurrent portion	$29,000

Kona Brewing Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

9.	Alternating Proprietorship and Distribution Agreements with CBAI

KB LLC and CBAI operate under a number of contracts. Those contracts include alternating proprietorship, facility lease and service, distribution and contract brewing agreements.

In conjunction with an alternating proprietorship agreement, the Company produces a portion of its products at CBAI’s Oregon brewery under a brewery leasing arrangement. The Company pays a leasing fee based on the barrels it brews and packages at CBAI’s brewery and purchases raw materials from CBAI immediately prior to production.

Under the distribution agreement, the Company sells its products to CBAI, whether manufactured at the Company’s Hawaii brewery or CBAI’s brewery, which CBAI then sells and distributes to wholesalers. For the years ended December 31, 2009 and 2008, the net sales resulting from transactions with CBAI approximated $16,068,000 and $15,081,000, respectively. For the years ended December 31, 2009 and 2008, cost of operations resulting from transactions with CBAI approximated $10,148,000, and $11,324,000, respectively. Amounts due from CBAI at December 31, 2009 and 2008 approximated $2,221,000 and $1,935,000, respectively. Amounts owed to CBAI at December 31, 2009 and 2008 approximated $1,951,000 and $2,884,000, respectively. Transactions for 2008 were with CBAI or a predecessor entity acquired by CBAI.